UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 19, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Adrian Adams

Adrian Adams, Chief Executive Officer and President of Auxilium Pharmaceuticals, Inc. (the “Company”) has been employed by the Company pursuant to an employment agreement dated December 7, 2011 described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2013 Annual Meeting of Shareholders (the “Agreement”).  On December 19, 2013, the Company entered into an amendment to the Agreement (the “Amendment”).

The Agreement is being amended to provide the following new terms:

•                  The requirement to comply with the Company code of conduct and the Company insider trading policy and any other Company policies is explicitly incorporated into the Agreement.

•                  In involuntary termination situations, the post-termination exercise period for options is 12 months in order to accommodate the 90-day trading prohibition in the Company insider trading policy.

•                  Unless an acquiror in a change of control transaction assumes outstanding options in connection with such transaction, all outstanding time-based equity awards will vest and become fully exercisable upon the consummation of such change of control transaction.

•                  The non-competition covenant is expanded to accommodate the geographic expansion of the Company’s business.

The foregoing is a summary description of certain terms of the Amendment and, by its nature, is incomplete.  It is qualified in its entirety by the text of the Amendment which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013.  All readers are encouraged to read the entire text of the Amendment.

Amended and Restated Employment Agreements

James E. Fickenscher, Chief Financial Officer of the Company; Andrew I. Koven, Chief Administrative Officer and General Counsel of the Company; Alan J. Wills, Executive Vice President, Corporate Development of the Company; and James P. Tursi, M.D, Chief Medical Officer of the Company have been employed by the Company pursuant to employment agreements described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2013 Annual Meeting of Shareholders (collectively, the “Prior Agreements”).

On December 19, 2013, the Company entered into amended and restated employment agreements (the “Amended Agreements”) with each of James E. Fickenscher, Andrew I. Koven, Alan J. Wills, and James P. Tursi, M.D, which supersede in the entirety the terms of their respective Prior Agreements.

The Prior Agreements are being amended to provide the following new terms:

•                  Resignation due to good reason both before and after a change of control will trigger severance benefits.

•                  The definition of good reason has been amended to include the failure to renew the employment agreement.

•                  The requirement to comply with the Company code of conduct and the Company insider trading policy and any other Company policies is explicitly incorporated into the Amended Agreements.

•                  In involuntary termination situations, the post-termination exercise period for options is 12 months in order to accommodate the 90-day trading prohibition in the Company insider trading policy.

•                  Unless an acquiror in a change of control transaction assumes outstanding options in connection with the transaction, all outstanding time-based equity awards will vest and become fully exercisable upon the consummation of such change of control transaction. The non-competition covenant is expanded to accommodate the geographic expansion of the Company’s business.

•                  A contractual right to indemnification is included.

•                  The form of release that must be signed upon involuntary termination in order to receive severance has been attached to the agreement, except in the case of Mr. Koven whose agreement already had and continues to have such form of release attached.

The foregoing is a summary description of certain terms of the Amended Agreements and, by its nature, is incomplete.  It is qualified in its entirety by the text of the form of Amended and Restated Employment Agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013. All readers are encouraged to read the entire text of the form of Amended and Restated Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: December 19, 2013	By:	/s/ Andrew I. Koven
Andrew I. Koven
Chief Administrative Officer and General Counsel